FOURTH AMENDMENT


         THIS FOURTH AMENDMENT (this "Amendment") is entered into as of April 30, 1996, among the undersigned. Terms not defined in this Amendment have the respective meanings given such terms in the Credit Agreement defined below.

                                    RECITALS

         A. Reference is made to that certain AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented, or replaced, the "Credit Agreement") dated as of December 11, 1992, executed by ELJER MANUFACTURING, INC., a Delaware corporation (the "Borrower"); ELJER INDUSTRIES, INC., a Delaware corporation (the "Parent Guarantor"); the financial institutions from time to time parties thereto; NATIONSBANK OF TEXAS, N.A., ("NationsBank"), as a Bank and a co-agent and the administrative agent for itself and the other Banks; and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan Guaranty"), as a Bank and a co-agent for itself and the other Banks.

         B. The undersigned desire to amend the Credit Agreement.

         NOW THEREFORE, the undersigned agree as follows:

         1. Definitions. Unless otherwise defined herein, all capitalized terms shall have the same meanings as in the Credit Agreement.

         2. Permitted Debt. Paragraph 6 on Schedule 5.15 (Permitted Debt) is hereby amended in its entirety to read as follows:

                  6. (a) One or more credit facilities of Selkirk Manufacturing Limited, the aggregate principal amount of which cannot exceed $25,000,000, (b) one or more credit facilities of Selkirk Schornsteintechnik GmbH, the aggregate principal amount of which cannot exceed $7,500,000; and (c) one or more credit facilities of Selkirk S.R.L., the aggregate principal amount of which can not exceed $1,000,000; provided that (i) the principal debt outstanding under all of the foregoing credit facilities may not exceed $25,000,000 in the aggregate at any time, (ii) no Related Company may be an obligor on the indebtedness described in clause (a) other than Selkirk Manufacturing Limited and Eljer Industries Limited, (iii) no Related Company may be an obligor on the indebtedness described in clause (b) other than Selkirk Schornsteintechnik GmbH, and (iv) no Related Company may be an obligor on the indebtedness described in clause (b) other than Selkirk S.R.L.

         3. Use of Funds in Restricted Account. Notwithstanding anything in the Restricted Account Agreement to the contrary, Borrower may use funds in the Restricted Account for the purpose of paying to the Banks the mandatory prepayment of the Obligation in an amount sufficient to reduce the Principal Debt outstanding on May 1, 1996, by $3,000,000.

         4. Representations and Warranties. The Borrower and the Parent Guarantor jointly and severally represent and warrant to each Agent and to each Bank that as of this date:

            (a) the execution and delivery of this Amendment have been authorized by all requisite corporate action and will not violate its organizational documents;

            (b) except for matters heretofore disclosed in writing by any Related Company, the representations and warranties in each Loan Paper (as affected by this Amendment) to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except to the extent that (i) such representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement); and

            (c)   no Default or Event of Default exists.

         5. Conditions. This Fourth Amendment shall not become effective unless:

            (a) The Administrative Agent shall have received a certificate from a Responsible Officer certifying, based on due inquiry, that all of the representations and warranties in paragraph 4, above, are true and correct;

            (b)   Administrative   Agent  shall  have  received   executed
         counterparts of this Fourth Amendment from the Borrower, the Parent Guarantor, and all Banks, and a certificate from a Responsible Officer of each of the Borrower and Parent Guarantor certifying as to (i) the due incumbency of its officers authorized to execute this Fourth Amendment, (ii) resolutions duly adopted by its directors approving and authorizing execution of this Fourth Amendment, and (iii) any changes to its corporate charter or bylaws since August 15, 1995;

         6. Release. In consideration of the agreement of the parties hereto to enter into this Amendment, (a) the Parent Guarantor and the Borrower each release the Administrative Agent, each Agent, each Bank, and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, and attorneys from all claims and causes of action existing on or before the date hereof under or in connection with the Existing Credit Facilities, the Morgan Guaranty Swap Agreement, or the Existing Letters of Credit, or arising in connection with the execution, negotiation, and preparation of this Amendment, the Credit Agreement and the other Loan Papers, and (b) the Administrative Agent, each Agent, and each Bank each release the Borrower, the Parent Guarantor, and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, and attorneys from all claims and causes of action existing on or before the date hereof under or in connection with the Existing Credit Facilities, the Morgan Guaranty Swap Agreement, the Existing Letters of Credit or the Loan Papers, or arising in connection with the execution, negotiation, and preparation of this

Amendment, the Credit Agreement and the other Loan Papers; provided that, nothing herein shall be deemed to be a waiver of any Default or Event of Default under the Loan Papers.

         7. Miscellaneous. This Amendment is a Loan Paper, and, therefore, this Amendment is subject to the applicable provisions of Section 11 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim. Except as affected by this Amendment, the Loan Papers are unchanged and continue in full force and effect. Borrower and Parent Guarantor each agree that all Loan Papers to which it is a party remain in full force and effect and continue to evidence its legal, valid, and binding obligations enforceable in accordance with their terms (as affected by this Amendment), except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

              THE LOAN PAPERS, INCLUDING THIS AMENDMENT, REPRESENT
             THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
             CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
            SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO
                 UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         8. Counterparts. This Amendment may be executed in more than one counterpart, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.


[Remainder of page left intentionally blank. Signature pages follow.]

         EXECUTED as of the date first written above.


                                             ELJER MANUFACTURING, INC.,
                                             as Borrower

                                             By:/s/Brooks F. Sherman
                                                --------------------------------
                                                Name:  Brooks F. Sherman
                                                Title: Vice President-Finance


                                             ELJER INDUSTRIES, INC.,
                                             as Parent Guarantor

                                             By:/s/Brooks F. Sherman
                                                --------------------------------
                                                Name:  Brooks F. Sherman
                                                Title: Vice President-Finance



                                             NATIONSBANK OF TEXAS, N. A.,
                                             as Administrative Agent, an Agent,
                                             and a Bank

                                             By:/s/William E. Livingstone, IV
                                                --------------------------------
                                                Name: William E. Livingstone,IV
                                                Title:Senior Vice President



                                             MORGAN GUARANTY TRUST COMPANY OF
                                             NEW YORK,
                                             as an Agent and a Bank

                                             By:/s/Michael J. Gibbons
                                                --------------------------------
                                                Name:  Michael J. Gibbons
                                                Title: Managing Director


                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             as a Bank

                                             By:/s/Dennis Saletta
                                                --------------------------------
                                                Name:  Dennis Saletta
                                                Title: Vice President

                                             DK ACQUISITION PARTNERS,
                                             as a Bank

                                             By:      M.H. Davidson & Co.,
                                                      a general partner

                                             By:/s/Michael J. Leffell
                                                --------------------------------
                                                Name:  Michael J. Leffell
                                                Title: General Partner


                                             FOOTHILL CAPITAL CORPORATION,
                                             as a Bank

                                             By:/s/Jeff Nikora
                                                --------------------------------
                                                Name:  Jeff Nikora
                                                Title: Vice President


                                             THIRD AVENUE VALUE FUND, INC.,
                                             as a Bank

                                             By:/s/Michael Carney
                                                --------------------------------
                                                Name:  Michael Carney
                                                Title: Treasurer, CFO


                                             COMAC PARTNERS
                                             as a Bank

                                             By:/s/Christopher M. Mackey
                                                --------------------------------
                                                Name:  Christopher M. Mackey
                                                Title: General Partner